UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 19, 2011

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

(715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On October 19, 2011, Renaissance Learning, Inc., a Wisconsin corporation (“Renaissance”), completed its previously announced merger with a company formed at the direction of the Permira Funds.  Pursuant to the Agreement and Plan of Merger dated as of August 15, 2011, as amended by Amendment No. 1 to the Agreement and Plan of Merger, (the “Merger Agreement”), by and among Renaissance, Raphael Holding Company, a Delaware corporation (“Parent”) and Raphael Acquisition Corp., a Wisconsin corporation and indirect, wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into Renaissance (the “Merger”), with Renaissance surviving the Merger as an indirect, wholly owned subsidiary of Parent.

Under the terms of the Merger Agreement, each share of Renaissance common stock, par value $.01 per share (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger, other than shares held by Terrance and Judith Paul and affiliates and members of their family (the “Paul Shareholders”), and shares owned by Parent, Merger Sub or any other subsidiary of Parent, was cancelled and converted into the right to receive $16.60 per share in cash.  Each share of Common Stock held by the Paul Shareholders immediately prior to the effective time of the Merger was cancelled and converted into the right to receive $15.00 per share in cash.  The aggregate transaction value is approximately $455.0 million.

Cash equity contributions totaling approximately $215.8 million, borrowings totaling up to $270.0 million and cash on hand at Renaissance, were used, among other things, to finance the aggregate merger consideration and to pay related transaction fees and expenses.

Item 1.01. Entry into a Material Definitive Agreement

Credit Agreements and Related Agreements

In connection with the Merger, Merger Sub, and upon consummation of the Merger, Renaissance, as the successor entity pursuant to the Merger, entered into (i) a senior secured first lien term loan facility in an aggregate principal amount of $175.0 million (the “First Lien Term Loan”) and a senior secured first lien revolving credit facility with a maximum availability of $20.0 million (the “Revolver” and together, with the First Lien Term Loan, the “First Lien Credit Facilities”), pursuant to a Credit and Guaranty Agreement (First Lien), dated as of October 19, 2011, by and among Renaissance, Merger Sub (whose obligations were assumed by Renaissance upon consummation of the Merger), Raphael Intermediate Holding Company (“Holdings”), Royal Bank of Canada, as first lien administrative agent, first lien collateral agent, swingline lender and an issuing lender, BMO Harris Financing, Inc., as documentation agent, and the lenders party thereto and (ii) a senior secured second lien term loan facility in an aggregate principal amount of $75.0 million (the “Second Lien Term Loan” and, together with the First Lien Term Loan, the “Term Loans” and, together with the Revolver, the “Credit Facilities”), pursuant to a Credit and Guaranty Agreement (Second Lien), dated as of October 19, 2011, by and among Renaissance, Merger Sub (whose obligations were assumed by Renaissance upon consummation of the Merger), Holdings, Royal Bank of Canada, as second lien administrative agent and second lien collateral agent, BMO Harris Financing, Inc., as documentation agent, and the lenders party thereto.

The net proceeds from the Term Loans were used to finance the consideration paid in the Merger.  The net proceeds from the Revolver will be used for working capital and general corporate purposes.

The First Lien Term Loan will mature on October 19, 2017 and the Second Lien Term Loan will mature on October 19, 2018.  Loans under the Revolver will mature on October 19, 2016.

Loans under the First Lien Credit Facilities will bear interest at a rate equal to, at Renaissance’s election, a base rate plus 5.25% or at LIBOR plus 6.25%, which rate, in the case of revolver loans, will fluctuate based on Renaissance’s total net leverage ratio.  The Second Lien Term Loan will bear interest at a rate equal to, at Renaissance’s election, a base rate plus 9.50% or at LIBOR plus 10.50%.

All obligations under the Credit Facilities and certain secured hedging and cash management arrangements are guaranteed by Holdings, Renaissance and the other domestic subsidiaries of Holdings (other than immaterial subsidiaries and subject to certain other exceptions).

All obligations under the Credit Facilities and certain secured hedging and cash management arrangements are secured by liens on substantially all of Holdings’, Renaissance’s and each other guarantor’s present and future-acquired assets (other than certain excluded assets), subject to certain exceptions.  The First Lien Credit Facilities are secured on a first priority basis and the second Lien Term Loan is secured on a second priority basis.

The Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, limit or restrict the ability of Renaissance, Holdings and certain restricted subsidiaries to (all of which are subject to certain exceptions and qualifications): (i) pay dividends or other distributions in respect of, or otherwise redeem or repurchase, capital stock and prepay, redeem or repurchase certain types of indebtedness specified under the Credit Facilities; (ii) incur liens; (iii) make loans and investments, including speculative hedging arrangements; (iv) incur additional indebtedness; (v) engage in mergers, acquisitions and asset sales; (vi) engage in transactions with affiliates; (vii) enter into agreements granting negative pledges or containing certain other restrictions; (viii) change their lines of business; (ix) change their fiscal year end; (x) amend organizational documents or modify terms of certain material indebtedness; and (xi) with respect to Holdings, engage in certain activities.

Under the Credit Facilities, Renaissance is required to maintain (i) a total net leverage ratio not to exceed certain levels and (ii) a minimum fixed charge coverage ratio, each as of the last day of each fiscal quarter.

The Credit Facilities contain customary events of default, including (each subject to certain applicable grace periods and baskets) nonpayment of principal, nonpayment of interest or fees; any representation or warranty proving to be materially incorrect when made; failure to perform or comply with covenants; cross default to other material indebtedness; bankruptcy and insolvency defaults; certain ERISA events; material monetary judgments (in excess of insurance); status as senior debt; actual or asserted invalidity of any guaranty or security document under the Credit Facilities; and change of control.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning Renaissance’s direct financial obligations under the Credit Facilities is hereby incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Renaissance notified the NASDAQ Global Select Market (the “NASDAQ”) on October 19, 2011 that each share of Renaissance Common Stock was cancelled and each share of Common Stock, other than shares owned by the Paul Shareholders, Parent, Merger Sub or any other subsidiary of Parent, was automatically converted into the right to receive $16.60 in cash and each share of Common Stock held by the Paul Shareholders was converted into the right to receive $15.00 per share in cash.  Renaissance requested that the NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Renaissance Common Stock on the NASDAQ was suspended prior to market open on October 20, 2011. On October 19, 2011, the NASDAQ filed the Form 25. The Form 25 will become effective ten days after its filing. After the Form 25 becomes effective, Renaissance expects to file a Form 15 with the SEC to terminate its reporting obligations under the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed, the Merger Agreement was adopted by Renaissance’s shareholders at the special meeting of the shareholders held on October 17, 2011. The information contained in the Introductory Note regarding the right of the Paul Shareholders to receive $15.00 per share in cash and the non-Paul Shareholders to receive $16.60 per share in cash as merger consideration is hereby incorporated by reference.

Item 5.01. Changes in Control of Registrant.

On October 19, 2011, Renaissance completed the Merger with Merger Sub and the other transactions contemplated by the Merger Agreement, which resulted in Renaissance becoming an indirect, wholly owned subsidiary of Parent. The information contained in the Introductory Note concerning the change in control of Renaissance is hereby incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon consummation of the Merger, Messrs. Brian Ruder and Nic Volpi were elected to Renaissance’s board of directors and will serve as President and Secretary, and Treasurer, respectively.  In addition, upon consummation of the Merger, each of Messrs. Terrance D. Paul,

Glenn R. James, Randall J. Erickson, John H. Grunewald, Harold E. Jordan, Mark D. Musick and Addison L. Piper and Ms. Judith A. Paul ceased to be a director of Renaissance.  Further, upon consummation of the Merger, each of Messrs. Terrance D. Paul, Glenn R. James, Steven A. Schmidt and Roy E. Truby and Mses. Minch and Staton ceased to hold their respective position as an officer of Renaissance.

There are (1) no arrangements or understandings between any of the new directors and any other person pursuant to which such director was appointed to the board of directors, and (2) no transactions between any of the new directors and Renaissance that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or By-laws.

At the effective time of the Merger, on October 19, 2011, the articles of incorporation and the bylaws of Renaissance each as in effect immediately prior to the Merger, were amended and restated in their entirety in accordance with the terms of the Merger Agreement. A copy of the Amended and Restated Articles of Incorporation and Amended and Restated By-laws of Renaissance are attached as Exhibits 3.1 and 3.2, hereto, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

3.1

Amended and Restated Articles of Incorporation of Renaissance Learning, Inc.

3.2

Amended and Restated By-laws of Renaissance Learning, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCE LEARNING, INC. (Registrant)

Dated: October 25, 2011	By:	/s/ Nic Volpi
	Name: Title:	Nic Volpi Treasurer

EXHIBIT INDEX

3.1

Amended and Restated Articles of Incorporation of Renaissance Learning, Inc.

3.2

Amended and Restated By-laws of Renaissance Learning, Inc.